                                                                      Exhibit 24

                                 AUTHORIZATION

The undersigned hereby authorize and designate Shamrock Activist Value Fund,
L.P. to sign on the undersigned's behalf any Form 3, Form 4 and/or Form 5 pursuant to the Securities Exchange Act of 1934 with respect to securities of
Collectors Universe, Inc. for so long as the undersigned may be deemed to have beneficial ownership or a pecuniary interest in any such securities.

Dated: December 21, 2006

                              SHAMROCK ACTIVIST VALUE FUND II, L.P.
                                  By:  Shamrock  Activist  Value  Fund  GP,
                                       L.L.C.,  its general partner
                                  By:  Shamrock  Partners  Activist  Value Fund,
                                       L.L.C., its managing member
                                  /s/ Michael J. McConnell
                                  ----------------------------------------
                                  Name:  Michael J. McConnell
                                  Title: Vice President

                              SHAMROCK ACTIVIST VALUE FUND III, L.P.
                                  By:  Shamrock  Activist  Value  Fund  GP,
                                       L.L.C.,  its general partner
                                  By:  Shamrock  Partners  Activist  Value Fund,
                                       L.L.C., its managing member
                                  /s/ Michael J. McConnell
                                  ----------------------------------------
                                  Name:  Michael J. McConnell
                                  Title: Vice President
                                  /s/ Stanley P. Gold
                                  ----------------------------------------
                                  Stanley P. Gold